UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

JULY 9, 2003
Date of Report (Date of earliest event reported)

FORGE, INC.
(Exact name of registrant as specified in its charter)

Delaware     000-26047            65-0609891
(State or other jurisdiction      (Commission File Number)         (IRS Employer
of incorporation)          Identification No.)

Suite 610 - 375 Water Street
Vancouver, British Columbia                         V6B 5C6
(Address of principal executive offices)         (Zip Code)

(604) 801-5566
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Forge, Inc. (the “Company”) has entered into a letter of intent with Cryotherm, Inc., a Delaware company (“Cryotherm”), wherein the parties have confirmed the intention of the Company to acquire 100% of the outstanding shares of the common stock of Cryotherm for shares of common stock of the Company. The letter of intent is subject to the execution of a definitive share purchase agreement and is subject to all necessary regulatory, board of director and shareholder approvals.

It is anticipated that the definitive share purchase agreement will incorporate the following as conditions precedent to the closing of the acquisition of Cryotherm by the Company:

1.    The approval of the shareholders of the Company to:

(i)              The change of the jurisdiction of incorporation of the Company from Delaware to Nevada;

(ii)             The completion of a forward split of the Company’s outstanding shares of common stock on a three new for one old basis;

(iii)            The increase of the Company’s authorized common stock to 100,000,000 shares of common stock; and

(iv)   The change of the Company’s name to “Global Cogen, Inc.”

2.   The conversion of an aggregate of $333,333 of existing indebtedness of the Company into common stock on the basis of 30 shares (post-split) for each $1.00 of indebtedness.

3.    The completion of a private placement financing by the Company for proceeds of a minimum of $2,000,000 prior to closing.

4.    Acceptance of the Company’s offer by shareholders of Cryotherm holding more than 95% of the outstanding common stock of Cryotherm.

Upon closing, the Company would issue 19,000,000 (post-split) shares of its common stock in exchange for 100% of the outstanding shares of Cryotherm, provided all shareholders of Cryotherm accept the Company’s offer. In addition, outstanding share purchase options of Cryotherm will be exchanged for share purchase warrants to purchase an aggregate of 6,000,000 (post-split) shares of the Company’s common stock at a price of $0.10 per share. All shares of the Company issued upon closing will be restricted shares and will be issued pursuant to exemptions from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Upon closing of the acquisition of Cryotherm, the Company will have 30,559,251 shares of its common stock outstanding, provided all shareholders of Cryotherm accept the Company’s offer and without giving effect to any shares issued on completion of any private placement or upon exercise of any share purchase warrants. Of the outstanding post-split shares, the shareholders of Cryotherm will own 19,000,000 (post-split) shares of common stock and creditors of the Company who accept the debt conversion will own an aggregate of 9,999,999 (post-split) shares.

The definitive share purchase agreements will incorporate customary representations, warranties, covenants, terms, conditions and releases. There is no assurance that a definitive share purchase agreement will be executed by the parties or that the offer of the Company to the shareholders of Cryotherm will have been accepted by shareholders of Cryotherm holding the required minimum number of Cryotherm shares. In addition, if a definitive share purchase agreement is executed, there is no assurance that the Company will be able to raise the private placement financing or obtain shareholder approval, each as required to satisfy the conditions precedent to closing. Further, closing will be subject to due diligence investigations by each party and the satisfactory results of this due diligence. Accordingly, there is no assurance that the acquisition of Cryotherm will be completed by the Company.

2

The letter of intent will terminate on July 18, 2003 if a definitive share purchase agreement is not executed by that date, unless the Company and Cryotherm agree to an extension.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial Statements of Business Acquired.

      None.

(b)    Pro forma Financial Information .

      None.

(c)    Exhibits .

Exhibit                                             Description
_____________________________________________________________________________________________________________________
10.1    Letter of intent dated July 9, 2003 between Forge, Inc. and Cryotherm, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 FORGE, INC.

Date: July 11, 2003            /s/ Daniel Hunter
By:
Daniel Hunter
Chief Executive Officer